UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549

                                 ______________

                                   FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  January 4, 2015



                             MDU Resources Group, Inc.
              (Exact name of registrant as specified in its charter)

            Delaware                    1-3480            41-0423660
  (State or other jurisdiction of     (Commission      (I.R.S. Employer
           incorporation)             File Number)    Identification No.)


                           1200 West Century Avenue
                                P.O. Box 5650
                      Bismarck, North Dakota  58506-5650
                   (Address of principal executive offices)
                                (Zip Code)

     Registrant's telephone number, including area code: (701) 530-1000

                               ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

On January 8, 2015, MDU Resources Group, Inc. (the "Company") announced that Nicole A. Kivisto has been named President and Chief Executive Officer of the Company's utility group, which includes
Montana-Dakota Utilities Co., Great Plains Natural Gas Co.,
Cascade Natural Gas Corporation and Intermountain Gas Company, effective January 9, 2015. Ms. Kivisto replaces
K. Frank Morehouse who tendered his resignation on January 4, 2015, which was accepted effective January 8, 2015. Ms. Kivisto, age 41, joined the Company in 1995 and has held a number of positions of increasing responsibility. Ms. Kivisto has been Vice President of Operations for Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. since January 2014. Prior to that, she was Vice President, Controller and Chief Accounting Officer for the Company from February 17,
2010 until January 3, 2014. She was Controller for the
Company from December 1, 2005 until February 16, 2010.

Compensation for Ms. Kivisto will be determined by the Board of Directors (the "Board") of the Company and the Compensation Committee of the Board at their regularly scheduled meetings to be held in February 2015.


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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 8, 2015

                                      MDU Resources Group, Inc.

                                      By:   /s/ Paul K. Sandness
                                            Paul K. Sandness
                                            General Counsel and Secretary




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